Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-62069; Form S-8: Nos. 33-60871, 333-74213, 333-74215 and
333-56066) of Concord EFS, Inc. and in the related Prospectuses of our report dated April, 4, 2001, with respect to the supplemental consolidated financial statements of Concord EFS, Inc. and subsidiaries included as Exhibit 99.3 in its Current Report on Form 8-K/A dated April 16, 2001, filed with the Securities and Exchange Commision.

                                                            /s/Ernst & Young LLP

Memphis, Tennessee
April 11, 2001.